Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 28, 2015, by and between PFENEX INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of July 1, 2015, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.           Section 6.1 (i) is hereby deleted in its entirety, and the following substituted therefor:

“(i)         Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules of the Securities Exchange Commission thereunder as in effect on the date hereof) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more on a fully diluted basis of the voting interests in Borrower’s capital stock.”

2.           Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

3.           Borrower confirms that its representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date of the signing of this Amendment (except for any such representation or warranty that is qualified by materiality or reference to a material adverse effect, which such representation and warranty is true and correct in all respects), with the same effect as though such representations and warranties had been made on and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, except for any such representation or warranty that is qualified by materiality or reference to a material adverse effect, which such representation and warranty is true and correct in all respects as of such earlier date). Borrower reaffirms its covenants under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PFENEX INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Bertrand Liang	By:	/s/ Tyler Wilson
	BERTRAND LIANG, CHIEF EXECUTIVE OFFICER		TYLER WILSON, ASSISTANT VICE PRESIDENT